Exhibit 99.1

FOR IMMEDIATE RELEASE

October 22, 2009

LIBERTY MEDIA CORPORATION ANNOUNCES

THIRD QUARTER EARNINGS RELEASE AND CONFERENCE CALL

Englewood, Colo, October 22 - Liberty Media Corporation (Nasdaq: LCAPA, LCAPB, LINTA, LINTB, LMDIA, LMDIB) will release its third quarter earnings on Monday, November 9th at 11:30 a.m. (EST). Greg Maffei, Liberty Media’s President and CEO, will host the call.  During the call, Mr. Maffei may make observations regarding the company’s financial performance, outlook and the pending split-off of a majority of the assets and liabilities of the Entertainment Group and the related, proposed business combination with The DIRECTV Group, Inc.

Please call Premiere Conferencing at (877) 440-5803 or (719) 325-4888 at least 10 minutes prior to the call so that we can begin promptly at the start time.  You will need to be on a touch-tone telephone to ask questions. The conference administrator will give you instructions on how to use the polling feature.

Replays of the conference call can be accessed through 1:30 p.m. (ET) on November 23, by dialing (719) 457-0820 or (888) 203-1112 plus the pass code 3701402#.

In addition, the third quarter earnings conference call will be broadcast live via the Internet. All interested participants should visit the Liberty Media Corporation website at http://www.libertymedia.com/events to register for the web cast. Links to the press release and replays of the call will also be available on the Liberty Media website. The conference call and related materials will be archived on the website for one year.

Additional Information

Nothing in this press release shall constitute a solicitation to buy or an offer to sell shares of LEI, any of the Liberty Media tracking stocks or shares of the new company to be issued pursuant to the Merger Agreement with DIRECTV. The offer and sale of shares in the proposed Split-Off and the DTV Business Combination will only be made pursuant to the effective registration statements on file with the SEC. Liberty Media stockholders and other investors are urged to read the effective registration statements, including the definitive proxy statement/prospectuses contained therein, because they contain important information about these transactions. Copies of the effective registration statements and the definitive proxy statement/prospectuses are available free of charge at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein can also be obtained, without charge, by directing a request to Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone: (720) 875-5408.

Participants in a Solicitation

The directors and executive officers of Liberty Media and other persons may be deemed to be participants in the solicitation of proxies in respect of proposals to approve the transactions. Information regarding the directors and executive officers of each of Liberty Media, LEI and the new DIRECTV and other participants in the proxy solicitation and a description of their respective direct and indirect interests, by security holdings or otherwise are available in the definitive proxy materials filed with the SEC.

About Liberty Media Corporation

Liberty Media Corporation owns interests in a broad range of electronic retailing, media, communications and entertainment businesses. Those interests are attributed to three tracking stock groups: (1) the Liberty Interactive group (Nasdaq: LINTA, LINTB), which includes Liberty’s interests in QVC, Provide Commerce, Backcountry.com, BUYSEASONS, Bodybuilding.com, IAC/InterActiveCorp, and Expedia, (2) the Liberty Entertainment group (Nasdaq: LMDIA, LMDIB), which includes Liberty’s interests in The DIRECTV Group, Inc., Starz Entertainment, FUN Technologies, Inc., GSN, LLC, WildBlue Communications, Inc., and Liberty Sports Holdings LLC, and (3) the Liberty Capital group (Nasdaq: LCAPA, LCAPB), which includes all businesses, assets and liabilities not attributed to the Interactive group or the Entertainment group including its subsidiaries Starz Media, LLC, Atlanta National League Baseball Club, Inc., and TruePosition, Inc., and minority equity investments in Time Warner Inc. and Sprint Nextel Corporation.

Contact:	Courtnee Ulrich
(720) 875-5420